FINANCIAL HIGHLIGHTS

EdR
COLLEGIATE HOUSING

Supplemental Financial Information
2016Q2

Live here
Live well.

FINANCIAL HIGHLIGHTS

2016Q2

Our Communities

are designed and built to provide comfortable living-learning environments with services and amenities that today's students require. Our community teams also provide a foundation of programs and smiles that help our residents flourish and be successful outside the classroom.

If you'd like to learn more about EdR's communities and operations, visit us online at EdRTrust.com.

On the Cover: (Top) Rendering of SkyVUE, a new off-campus development near Michigan State University. (Bottom Right) EdR and Shepherd University celebrate the groundbreaking for a new on-campus living-learning community.

Financial Highlights — 1
Balance Sheet — 2
Operating Results — 3
Funds from Operations — 5
Community Operating Results — 6
Same-Community Expenses by Category — 7
Community Operations – Trailing Five Quarters — 8
Preleasing Summary — 10
Same-Community Preleasing by Region & Distance — 11
Top EdR Markets and States by Revenue — 12
New Supply & Enrollment–EdR Markets — 14
Owned Community Projected 2017 New Supply & Demand Information — 15
Owned Development Summary — 16
Capital Allocation – Long Term Funding Plan — 17
Third-Party Development Summary — 18
Capital Structure — 19
Unsecured Senior Note Covenants — 21
Reconciliation of Non-GAAP Measures — 22
Updated 2016 Guidance — 24
Community Listing-Owned — 25
Investor Relations — 26
Definitions — 27
Safe Harbor Statement — 28

FINANCIAL HIGHLIGHTS

(Amounts in thousands, except per share data, unaudited)

OPERATING DATA:
	Three months ended June 30,				Six Months Ended June 30,
	2016	2015	$ Chg	% Chg	2016	2015	$ Chg	% Chg
Same-community revenue	$51,584	$49,499	$2,085	4.2%	$110,074	$105,744	$4,330	4.1%
Total community revenue	61,690	53,734	7,956	14.8%	131,873	114,117	17,756	15.6%
Total revenue	65,140	57,324	7,816	13.6%	138,519	121,453	17,066	14.1%

Same-community net operating income	29,834	29,065	769	2.6%	67,264	63,547	3,717	5.8%
Total community net operating income	35,524	30,866	4,658	15.1%	80,818	67,109	13,709	20.4%
Total operating income	9,486	8,943	543	6.1%	29,702	22,781	6,921	30.4%

Net income attributable to EdR	17,655	2,917	14,738	505.2%	34,324	9,858	24,466	248.2%
Per share - basic	$0.26	$0.06	$0.20	333.3%	$0.53	$0.20	$0.33	165.0%
Per share - diluted	$0.26	$0.06	$0.20	333.3%	$0.52	$0.20	$0.32	160.0%

Funds from operations (FFO)	24,836	18,767	6,069	32.3%	47,616	41,863	5,753	13.7%
Per weighted average share/unit (1)	$0.36	$0.38	$(0.02)	(5.3)%	$0.73	$0.86	$(0.13)	(15.1)%

Core funds from operations (Core FFO)	26,417	20,057	6,360	31.7%	60,363	44,354	16,009	36.1%
Per weighted average share/unit (1)	$0.39	$0.41	$(0.02)	(4.9)%	$0.92	$0.91	$0.01	1.1%

FINANCIAL RATIOS:
	6/30/2016		12/31/2015
Net debt to gross assets	12.2%		27.2%
Debt to gross assets	19.5%		28.3%
Net debt to enterprise value	8.4%		22.0%
Interest coverage ratio (TTM)	6.1x		4.8x
Net debt to EBITDA - Adjusted (TTM)	0.6x		4.0x

(1) FFO and Core FFO per share/unit were computed using weighted average shares and units outstanding, regardless of their dilutive impact. See page 5 for a detailed calculation.

SECOND QUARTER	1

BALANCE SHEET

(Amount in thousands, except share and per share data)	June 30, 2016	December 31, 2015
Assets	(unaudited)
Collegiate housing properties, net (1)	$1,898,602	$1,774,796
Assets under development	265,337	117,384
Cash and cash equivalents	230,402	33,742
Restricted cash	8,674	9,784
Other assets	63,457	66,125
Total assets	$2,466,472	$2,001,831

Liabilities and equity
Liabilities:
Mortgage and construction loans, net of unamortized premium and deferred financing costs	$98,369	$204,511
Unsecured revolving credit facility	—	—
Unsecured term loans, net of unamortized deferred financing costs	186,643	186,518
Unsecured senior notes, net of unamortized deferred financing costs	247,808	247,678
Accounts payable and accrued expenses	114,403	85,670
Deferred revenue	11,890	19,024
Total liabilities	659,113	743,401

Commitments and contingencies	—	—

Redeemable noncontrolling interests	11,828	13,560

Equity:
EdR stockholders' equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized, 71,760,137 and 56,879,003 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	718	569
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	1,791,014	1,263,603
Retained earnings (accumulated deficit)	—	(21,998)
Accumulated other comprehensive loss	(9,963)	(5,475)
Total EdR stockholders' equity	1,781,769	1,236,699
Noncontrolling interest	13,762	8,171
Total equity	1,795,531	1,244,870
Total liabilities and equity	$2,466,472	$2,001,831
(1) Amount is net of accumulated depreciation of $284,681 and $270,993, as of June 30, 2016 and December 31, 2015, respectively.

SECOND QUARTER	2

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended June 30,			Six months ended June 30,
	2016	2015	$ Change	2016	2015	$ Change
Revenues:
Collegiate housing leasing revenue	$61,690	$53,734	$7,956	$131,873	$114,117	$17,756
Third-party development consulting services	467	444	23	950	1,041	(91)
Third-party management services	697	780	(83)	1,591	1,833	(242)
Operating expense reimbursements	2,286	2,366	(80)	4,105	4,462	(357)
Total revenues	65,140	57,324	7,816	138,519	121,453	17,066
Operating expenses:
Collegiate housing leasing operations	26,166	22,868	3,298	51,055	47,008	4,047
Development and management services	2,728	2,507	221	5,249	5,209	40
General and administrative	2,921	1,769	1,152	5,502	4,239	1,263
Development pursuit, acquisition costs and severance	158	790	(632)	686	959	(273)
Depreciation and amortization	19,099	15,911	3,188	36,615	31,777	4,838
Ground lease expense	2,296	2,170	126	5,605	5,018	587
Reimbursable operating expenses	2,286	2,366	(80)	4,105	4,462	(357)
Total operating expenses	55,654	48,381	7,273	108,817	98,672	10,145
Operating income	9,486	8,943	543	29,702	22,781	6,921
Nonoperating (income) expenses:
Interest expense	3,635	5,451	(1,816)	8,298	11,392	(3,094)
Amortization of deferred financing costs	457	491	(34)	937	1,007	(70)
Interest income	(200)	(67)	(133)	(274)	(105)	(169)
Loss on extinguishment of debt	216	—	216	10,136	—	10,136
Total nonoperating expenses	4,108	5,875	(1,767)	19,097	12,294	6,803
Income before equity in earnings (losses) of unconsolidated entities, income taxes and gain on sale of collegiate housing properties	5,378	3,068	2,310	10,605	10,487	118
Equity in earnings (losses) of unconsolidated entities	107	(202)	309	(137)	(396)	259
Income before income taxes and gain on sale of collegiate housing properties	5,485	2,866	2,619	10,468	10,091	377
Income tax expense	89	90	(1)	140	168	(28)
Income before gain on sale of collegiate housing properties	5,396	2,776	2,620	10,328	9,923	405
Gain on sale of collegiate housing properties	12,083	—	12,083	23,956	—	23,956
Net income	17,479	2,776	14,703	34,284	9,923	24,361
Less: Net income (loss) attributable to the noncontrolling interests	(176)	(141)	(35)	(40)	65	(105)
Net income attributable to Education Realty Trust, Inc.	$17,655	$2,917	$14,738	$34,324	$9,858	$24,466

SECOND QUARTER	3

OPERATING RESULTS

(Amounts in thousands, except per share data, unaudited)
	Three months ended June 30,			Six months ended June 30,
	2016	2015	$ Change	2016	2015	$ Change
Other comprehensive income:
(Loss) gain on cash flow hedging derivatives	(1,042)	2,091	(3,133)	(4,488)	(348)	(4,140)
Comprehensive income	$16,613	$5,008	$11,605	$29,836	$9,510	$20,326

Earnings per share information:
Net income attributable to Education Realty Trust, Inc. common stockholders per share – basic	$0.26	$0.06	$0.20	$0.53	$0.20	$0.33
Net income attributable to Education Realty Trust, Inc. common stockholders per share – diluted	$0.26	$0.06	$0.20	$0.52	$0.20	$0.32

Weighted average shares of common stock outstanding – basic	68,025	48,514	19,511	65,352	48,345	17,007
Weighted average shares of common stock outstanding – diluted (1)	68,293	48,832	19,461	65,629	48,665	16,964

(1) Weighted average shares of common stock outstanding - diluted assumes the conversion of outstanding redeemable Operating Partnership Units and University Towers Operating Partnership Units.

SECOND QUARTER	4

FUNDS FROM OPERATIONS

(Amounts in thousands, except per share data, unaudited)	Three months ended June 30,			Six months ended June 30,
	2016	2015	$ Change	2016	2015	$ Change
Net income attributable to EdR	$17,655	$2,917	$14,738	$34,324	$9,858	$24,466
Gain on sale of collegiate housing assets	(12,083)	—	(12,083)	(23,956)	—	(23,956)
Real estate related depreciation and amortization	18,695	15,517	3,178	35,808	31,040	4,768
Equity portion of real estate depreciation and amortization on equity investees	657	423	234	1,323	843	480
Noncontrolling interests	(88)	(90)	2	117	122	(5)
Funds from operations ("FFO") available to stockholders and unitholders	24,836	18,767	6,069	47,616	41,863	5,753
percent change			32.3%			13.7%

FFO adjustments:
Loss on extinguishment of debt	216	—	216	10,136	—	10,136
Acquisition costs	178	90	88	238	90	148
Straight-line adjustment for ground leases (1)	1,187	1,200	(13)	2,373	2,401	(28)
FFO adjustments	1,581	1,290	291	12,747	2,491	10,256

Core funds from operations ("Core FFO") available to stockholders and unitholders	$26,417	$20,057	$6,360	$60,363	$44,354	$16,009
percent change			31.7%			36.1%

FFO per weighted average share/unit (2)	$0.36	$0.38	$(0.02)	$0.73	$0.86	$(0.13)
percent change			(5.3)%			(15.1)%
Core FFO per weighted average share/unit (2)	$0.39	$0.41	$(0.02)	$0.92	$0.91	$0.01
percent change			(4.9)%			1.1%

Weighted average shares/units (2)	68,293	48,832	19,461	65,629	48,665	16,964
percent change			39.9%			34.9%

(1)  This represents the straight-line rent expense adjustment required by GAAP related to ground leases. As the ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.

(2) FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.

SECOND QUARTER	5

COMMUNITY OPERATING RESULTS

(Amounts in thousands, unaudited)

	Three Months Ended June 30,				Six months ended June 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Revenues
Same-communities(1)	$51,584	$49,499	$2,085	4.2%	$110,074	$105,744	$4,330	4.1%
New-communities (2)	8,527	1,365	7,162	NM	17,996	2,672	15,324	NM
Sold-communities(3)	1,579	2,870	(1,291)	NM	3,803	5,701	(1,898)	NM
Total revenues	61,690	53,734	7,956	14.8%	131,873	114,117	17,756	15.6%

Operating expenses (4)
Same-communities(1)	21,750	20,434	1,316	6.4%	42,810	42,197	613	1.5%
New-communities (2)	3,542	833	2,709	NM	6,071	1,624	4,447	NM
Sold-communities(3)	874	1,601	(727)	NM	2,174	3,187	(1,013)	NM
Total operating expenses	26,166	22,868	3,298	14.4%	51,055	47,008	4,047	8.6%

Net operating income
Same-communities(1)	29,834	29,065	769	2.6%	67,264	63,547	3,717	5.8%
New-communities (2)	4,985	532	4,453	NM	11,925	1,048	10,877	NM
Sold-communities(3)	705	1,269	(564)	NM	1,629	2,514	(885)	NM
Total net operating income	$35,524	$30,866	$4,658	15.1%	$80,818	$67,109	$13,709	20.4%

(1) Same-communities are defined as those communities that have been open and operating for the whole time in the current and prior periods. See page 25 of this supplement for a listing of same-communities.

(2) See page 25 of this supplement for a listing of which communities are categorized as new-communities.
(3) Represents operating results from communities sold in 2015 and 2016.
(4) Represents community level operating expenses, excluding management fees, depreciation, amortization, ground lease expense and impairment charges, plus regional and other corporate costs of supporting the communities.

SECOND QUARTER	6

SAME-COMMUNITY EXPENSES BY CATEGORY

(Amounts in thousands, except bed and per-bed data, unaudited)
	Three months ended June 30, 2016			Three months ended June 30, 2015
	Amount	Per Bed	% of Total Operating Expenses	Amount	Per Bed	% of Total Operating Expenses	$ Change		% Change
Utilities(1)	$6,203	$249	28%	$5,917	$238	29%	$286		4.8%
On-Site Payroll	4,045	163	19%	4,054	163	20%	(9)		(0.2)%
General & Administrative(2)	3,450	139	16%	3,235	130	16%	215		6.6%
Maintenance & Repairs(3)	1,815	73	8%	1,687	68	8%	128		7.6%
Marketing	816	33	4%	785	32	4%	31		3.9%
Total Direct Operating Expenses	$16,329	$657	75%	$15,678	$631	77%	$651		4.2%

Real Estate Taxes	4,869	196	22%	4,138	166	20%	731		17.7%
Insurance	552	22	3%	618	25	3%	(66)		(10.7)%
Total Fixed Operating Expenses	$5,421	$218	25%	$4,756	$191	23%	$665		14.0%
Total Property Operating Expenses	$21,750	$875	100%	$20,434	$822	100%	$1,316		6.4%

	Six months ended June 30, 2016			Six months ended June 30, 2015
	Amount	Per Bed	% of Total Operating Expenses	Amount	Per Bed	% of Total Operating Expenses	$ Change		% Change
Utilities(1)	$12,204	$491	29%	$12,073	$485	29%	$131		1.1%
On-Site Payroll	8,184	329	19%	8,121	326	19%	63		0.8%
General & Administrative(2)	6,895	277	16%	6,859	276	16%	36		0.5%
Maintenance & Repairs(3)	3,111	125	7%	2,875	116	7%	236		8.2%
Marketing	1,762	71	4%	1,799	72	4%	(37)		(2.1)%
Total Direct Operating Expenses	$32,156	$1,293	75%	$31,727	$1,275	75%	$429		1.4%

Real Estate Taxes	9,547	384	22%	9,232	$371	22%	$315	(4)	3.4%
Insurance	1,107	44	3%	1,238	50	3%	(131)		(10.6)%
Total Fixed Operating Expenses	$10,654	$428	25%	$10,470	$421	25%	$184		1.8%
Total Property Operating Expenses	$42,810	$1,721	100%	$42,197	$1,696	100%	$613		1.5%

Same-community beds	24,880

(1) Represents gross costs before recoveries from tenants and includes student amenities such as internet.
(2) Includes property-level general and administrative cost and dining costs as well as regional and other corporate costs of supporting the communities.
(3) Includes general maintenance costs, grounds and landscaping, turn costs and life safety costs.
(4) During the first quarter of 2015, the Company recognized $0.8 million in real estate taxes related to a tax assessment covering several prior assessment years. Without the charge in the prior year, real estate taxes would have increased approximately $1.1 million (13%) and total property operating expenses would have increased 3.4% over the prior year.

SECOND QUARTER	7

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
2016 Same Communities
Revenue	$49,499	$47,304	$59,270	$58,490	$51,584	$216,648
Operating Expenses	20,434	24,631	21,500	21,060	21,750	88,941
Net Operating Income	$29,065	$22,673	$37,770	$37,430	$29,834	$127,707
Margin	59%	48%	64%	64%	58%	59%
Beds	74,640	74,640	74,640	74,640	74,640	298,560
Occupancy(1)	83.9%	89.1%	97.6%	96.7%	84.4%	91.9%
Net Apartment Rent per Occupied Bed	$733	$639	$769	$761	$754	$732
Other Income per Occupied Bed	57	72	45	49	65	57
Total Revenue per Occupied Bed	$790	$711	$814	$810	$819	$789
Operating Expense per Available Bed	$274	$330	$288	$282	$291	$298

2016 New Communities
Revenue	$1,365	$4,822	$9,646	$9,469	$8,527	$32,464
Operating Expenses	833	1,860	2,720	2,529	3,542	10,651
Net Operating Income	$532	$2,962	$6,926	$6,940	$4,985	$21,813
Margin	39%	61%	72%	73%	58%	67%
Beds	2,154	8,085	11,376	11,570	14,030	45,061
Occupancy(1)	96.1%	89.2%	92.9%	92.6%	65.9%	83.8%
Net Apartment Rent per Occupied Bed	$631	$615	$885	$849	$863	$818
Other Income per Occupied Bed	29	53	28	34	59	42
Total Revenue per Occupied Bed	$660	$668	$913	$883	$922	$860
Operating Expense per Available Bed	$387	$230	$239	$219	$252	$236

2016 Sold Communities
Revenue	$2,870	$2,599	$2,864	$2,224	$1,579	$9,266
Operating Expenses	1,601	1,953	1,611	1,300	874	5,738
Net Operating Income	$1,269	$646	$1,253	$924	$705	$3,528
Margin	44%	25%	44%	42%	45%	38%
Beds	6,264	6,264	6,264	5,184	4,032	21,744
Occupancy(1)	87.3%	87.6%	86.6%	85.9%	93.3%	88.0%
Net Apartment Rent per Occupied Bed	$505	$447	$510	$472	$388	$459
Other Income per Occupied Bed	20	27	19	27	31	25
Total Revenue per Occupied Bed	$525	$474	$529	$499	$419	$484
Operating Expense per Available Bed	$255	$312	$257	$251	$217	$264

SECOND QUARTER	8

COMMUNITY OPERATIONS - TRAILING FIVE QUARTERS

(Amounts in thousands, except beds and per bed amounts)	Three Months Ended					Total / Weighted Average - Trailing Twelve Months
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
2016 Total Communities
Revenue	$53,734	$54,725	$71,780	$70,183	$61,690	$258,378
Operating Expenses	22,868	28,444	25,831	24,889	26,166	105,330
Net Operating Income	$30,866	$26,281	$45,949	$45,294	$35,524	$153,048
Margin	57%	48%	64%	65%	58%	59%
Beds	83,058	88,989	92,280	91,394	92,702	365,365
Occupancy(1)	84.5%	89.0%	96.3%	95.5%	82.0%	90.7%
Net Apartment Rent per Occupied Bed	$712	$624	$767	$757	$749	$726
Other Income per Occupied Bed	53	67	41	46	63	54
Total Revenue per Occupied Bed	$765	$691	$808	$803	$812	$780
Operating Expense per Available Bed	$275	$320	$280	$272	$282	$288

(1) Represents the weighted average physical occupancy for the period presented.

SECOND QUARTER	9

PRELEASING SUMMARY

				Preleasing at July 29,
	Design Beds	% of NOI	2015 Opening Occupancy	2016	2015	Preleasing Ahead/(Behind)	Projected Rate Growth

Same-Communities - by Tier
Prior Year Occupancy Below 90% (Tier 1)	2,000	3.8%	82.5%	74.8%	76.8%	(2.0)%	0.4%
Prior Year Occupancy 90% to 96.9% (Tier 2)	4,558	11.2%	95.2%	93.2%	90.5%	2.7%	2.1%
Prior Year Occupancy 97% and Above (Tier 3)	20,979	85.0%	99.8%	97.4%	99.5%	(2.1)%	3.8%
Total Same-Communities (1)	27,537	100.0%	97.8%	95.1%	96.3%	(1.2)%	3.4%
Total New-Communities (2)	4,685			85.4%
Total Communities	32,222			93.6%

Projected Fall Revenue:
The same-community portfolio is projected to obtain a 3.0% to 3.5% increase in revenue for the upcoming lease term, with net rates up 3.4% and occupancies in a range of 50 basis points down to consistent with the prior year.

(1) The same-community designation for leasing purposes is different than for financial reporting purposes. A community is considered same-community for leasing when the Company has managed the leasing process for at least two leasing cycles, including the 2016/2017 leasing cycle. Design Beds for Same-Communities included in the 2016 Preleasing Summary above include the following design beds: (1) total same-community design beds on page 25 of 24,880 plus 2,657 design beds on communities that are considered same for leasing purposes (see note 1 on page 25).

(2) The new-community designation for leasing purposes is different than for financial statement purposes. A community is considered new-community for leasing when the Company has not previously managed the leasing process. Design beds for Total New-Communities above include the following: (1) our 2015 acquisitions of the Commons on Bridge (150 beds) and The Province Boulder (317 beds) plus (2) our 2016 acquisitions of Lokal (194 beds) and The Hub at Madison (1,036 beds) plus (3) beds at our 2016 development deliveries of The Retreat at Oxford (1,018 beds), The Retreat at Blacksburg (829 beds), and Limestone Park I & II (1,141 beds).

SECOND QUARTER	10

SAME-COMMUNITY PRELEASING BY REGION AND DISTANCE

				Preleasing at July 29,
	Design Beds	% of NOI	2015 Opening Occupancy	2016	2015	Preleasing Ahead/(Behind)	Projected Rate Growth

Same-Communities - by Region (1)
Mid-Atlantic	5,818	24.8%	99.0%	97.2%	98.7%	(1.5)%	3.0%
Midwest	2,276	4.8%	91.3%	70.4%	87.6%	(17.2)%	0.2%
North	3,205	10.0%	98.1%	96.7%	95.5%	1.2%	2.7%
South Central	8,674	34.9%	98.1%	97.6%	97.6%	—%	3.3%
Southeast	4,337	12.2%	98.0%	97.9%	96.1%	1.8%	3.7%
West	3,227	13.3%	98.8%	96.1%	96.0%	0.1%	6.0%
Total Same-Communities	27,537	100.0%	97.8%	95.1%	96.3%	(1.2)%	3.4%

Same-Communities - by Distance from Campus
0-0.2 miles	19,488	79.7%	98.4%	97.2%	97.4%	(0.2)%	3.6%
0.21-0.49 miles	2,144	5.6%	96.4%	84.3%	92.9%	(8.6)%	3.0%
0.5-0.99 miles	336	0.6%	95.5%	80.7%	92.9%	(12.2)%	9.7%
1.0-1.99 miles	3,709	10.4%	96.8%	90.4%	95.3%	(4.9)%	2.4%
2.0 & > miles	1,860	3.7%	94.8%	97.0%	92.0%	5.0%	1.2%
Total Same-Communities	27,537	100.0%	97.8%	95.1%	96.3%	(1.2)%	3.4%

(1) See definition of regions on page 27.

SECOND QUARTER	11

TOP EdR MARKETS AND STATES BY REVENUE

Top EdR Markets by Revenue*

Other 19.0%
University of Kentucky(1) 15.2%
Arizona State University 6.0%
University of Connecticut 5.6%
Pennsylvania State University 5.1%
University of Texas at Austin 3.9%
Syracuse University 3.8%
Texas Tech University 3.7%
University of Mississippi 3.6%
North Carolina State 3.4%
University of Virginia 3.4%
Texas Christian University 3.3%
University of Alabama 2.8%
University of Arizona 2.6%
University of Florida 2.6%
University of Michigan 2.5%
University of Central Florida 2.4%
University of Colorado, Boulder 2.4%
Florida International University 2.3%
University of Tennessee 2.3%
Kent State University 2.1%
East Carolina University 2.0%

*The data above is based on revenue for the twelve months ended June 30, 2016 and excludes properties that were sold during the period.
(1) All revenue at the University of Kentucky is from ONE PlanSM on-campus collegiate housing communities.

SECOND QUARTER	12

TOP EdR MARKETS AND STATES BY REVENUE

Top EdR States by Revenue*

Kentucky 16.6%
Texas 10.8%
Arizona 8.6%
Florida 8.1%
Connecticut 5.6%
North Carolina 5.4%
Pennsylvania 5.1%
New York 3.8%
Michigan 3.7%
Mississippi 3.6%
Virginia 3.4%
Missouri 3.1%
Indiana 3.1%
Oklahoma 2.9%
Alabama 2.8%
Colorado 2.5%
California 2.5%
Tennessee 2.3%
Ohio 2.1%
Other 4.0%

*The data above is based on revenue for the twelve months ended June 30, 2016 and excludes properties that were sold during the period.

SECOND QUARTER	13

NEW SUPPLY AND ENROLLMENT - EdR MARKETS

EdR Market Supply, Enrollment and Revenue Growth

EdR Markets (% of enrollment):	2013	2014	2015	2016*		2017*
Projected new supply	2.2%	2.2%	2.0%	1.8%		2.2%
Projected enrollment growth	1.3%	1.4%	1.5%	1.5%		1.8%
	0.9%	0.8%	0.5%	0.3%		0.4%

Same-community:
Occupancy increase	3.0%	2.0%	0.4%	(0.3)%	(1)
Rate increase	2.0%	2.0%	3.4%	3.4%	(1)
Total leasing revenue growth	5.0%	4.0%	3.8%	3.1%

*Enrollment projection represents the 3-year enrollment CAGR through 2015 for our markets.
(1) 2016 represents current guidance with occupancy growth in the midpoint of the range of 50 bps down to consistent with the prior year, and revenue growth of between 3.0% and 3.5%.

SECOND QUARTER	14

OWNED COMMUNITY PROJECTED 2017 NEW SUPPLY AND DEMAND INFORMATION

By Region

Region (2)	% of Owned Beds	EdR NOI % (1)	Enrollment Growth 3 Year CAGR - Universities Served	2017 New Supply %	Variance
West	11%	14%	2.0%	2.3%	(0.3)%
Mid Atlantic	18%	20%	1.8%	1.1%	0.7%
North	18%	17%	(0.1)%	2.0%	(2.1)%
South Central	34%	35%	2.4%	3.2%	(0.8)%
Southeast	12%	9%	3.0%	0.9%	2.1%
Midwest	7%	5%	1.2%	3.2%	(2.0)%
Total	100%	100%	1.8%	2.2%	(0.4)%

Projected 2017 New Supply Sorted by Percentage Increase				University Markets with >5% Increase in 2017 Supply

New Supply Growth	University Markets	EdR Beds	Pro Forma EdR NOI %(1)	University	New Supply Increase	Pro Forma EdR NOI %(1)
0%	40%	27%	29%	Colorado State University	8.5%	1.3%
0.1% to 1.0%	18%	12%	13%	University of Tennessee	6.2%	1.7%
1.0% - 3.0%	22%	25%	22%	University of Oklahoma	7.2%	0.7%
3.0% - 5.0%	8%	27%	29%	Texas Tech University	6.3%	2.2%
> 5.0%	12%	9%	7%	University of Missouri	5.3%	1.1%
Total	100%	100%	100%			7.0%

NOTE: Schedule represents all markets served by EdR communities and includes the 2016 acquisitions and developments and all announced 2017 developments and acquisitions. Data was obtained from the National Center for Education Statistics, AXIOMetrics and local market data.

(1) NOI is based on 2016 forecast net operating income with proforma adjustments for 2016 developments and completed or pending acquisitions.
(2) See definition of regions on page 27.

SECOND QUARTER	15

OWNED DEVELOPMENT SUMMARY

(Amounts in thousands, except bed counts)

Active Projects	Project Type	Bed Count	Estimated Start Date	Anticipated Completion Date	Total Project Development Cost	EdR's Ownership Percentage	EdR's Share of Development Cost	EdR's Share of Development Cost to be Funded
University of Kentucky - Holmes Hall and Boyd Hall (formerly Limestone Park I & II)(1)	ONE Plan (2)	1,141	In progress	Summer 2016	$83,911	100%	$83,911	$4,510
University of Mississippi - The Retreat - Phase II	Wholly Owned	350	In progress	Summer 2016	26,161	100%	26,161	1,728
Virginia Polytechnic Institute and State University - Retreat at Blacksburg - Ph I & II	Joint Venture	829	In progress	Summer 2016	64,433	75%	48,325	8,478
Total - 2016 Deliveries		2,320			$174,505		$158,397	$14,716

University of Kentucky - University Flats	ONE Plan (2)	771	In progress	Summer 2017	$74,038	100%	$74,038	$49,951
Boise State University	ONE Plan (2)	656	In progress	Summer 2017	39,763	100%	39,763	34,673
University of Kentucky - Lewis Hall	ONE Plan (2)	346	In progress	Summer 2017	26,935	100%	26,935	23,771
Michigan State University - SkyVue	Joint Venture	824	In progress	Summer 2017	89,906	90%	80,915	54,129
Texas State University - The Local: Downtown	Joint Venture	304	In progress	Summer 2017	29,631	80%	23,705	16,980
Oklahoma State University - Avid Square	Joint Venture	475	In progress	Summer 2017	47,227	70%	33,059	24,730
Northern Michigan University	ONE Plan (2)	800	In progress	Summer / Dec 2017	50,267	100%	50,267	50,267
Total - 2017 Deliveries		4,176			$357,767		$328,682	$254,501

University of Pittsburgh	Joint Venture	723	In progress	Summer 2018	$106,098	80%	$84,878	$84,878
Florida State University - Players Club Redevelopment	Wholly Owned	592	Summer 2017	Summer 2018	37,458	100%	37,458	37,458
Northern Michigan University	ONE Plan (2)	400	In progress	Summer 2018	25,133	100%	25,133	25,133
Total - 2018 Deliveries		1,715			$168,689		$147,469	$147,469

Total Active Projects		8,211			$700,961		$634,548	$416,686

Recently Awarded	Project Type	Bed Count	Estimated Start Date	Anticipated Completion Date	Total Project Development Cost
Cornell University - Maplewood	ONE Plan (2)	850	Fall 2016	Summer 2018	$80,000

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements, construction agreements and ground leases.

(1) This project, once complete, will consist of multiple communities.
(2) The On-Campus Equity Plan, or The ONE PlanSM, is our equity program for universities, which allows universities to use EdR's equity and financial stability to develop and revitalize campus housing while preserving their credit capacity for other campus projects. The ONE PlanSM offers one service provider and one equity source to universities seeking to modernize on-campus housing to meet the needs of today's students.

SECOND QUARTER	16

CAPITAL ALLOCATION - LONG TERM FUNDING PLAN

(Amounts in millions)

Sources and Uses of Capital for All Announced Transactions

Estimated Capital Uses:
	Acquisition or Development Costs	Less: Costs Incurred to Date	Remaining Capital Needs
2016 Announced Acquisitions(1)	$154.0	$—	$154.0
2016 Development Deliveries(2)	158.4	143.7	14.7
2017 Development Deliveries(2)	328.7	74.2	254.5
2018 Development Deliveries(2)	147.5	—	147.5

	$788.6	$217.9	$570.7

Estimated Capital Sources:
			Capital Sources
Cash on Hand(3)			$230.0
Cash from July 2016 ATM Sales(4)			57.9
Draws on Revolving Credit Facility(5)			282.8
			$570.7

Debt to Gross Assets

		June 30, 2016	June 30, 2016 Pro Forma(6)
Debt to gross assets		19.5%	26.5%

NOTE - This analysis demonstrates that EdR could fund all announced acquisitions and developments as of June 30, 2016 and our debt to gross assets is still less than 30%.

(1) Represents acquisition costs of announced acquisitions that are expected to close in 2016.
(2) Represents EdR's share of development costs - see page 16 for details.
(3) Represents cash on hand at June 30, 2016.
(4) Represents cash raised from ATM sales in July 2016.
(5) Represents anticipated draws on the revolving credit facility; the current balance is $0.
(6) Represents pro forma debt to gross assets as if all announced acquisitions and developments were funded as of June 30, 2016.

SECOND QUARTER	17

THIRD-PARTY DEVELOPMENT SUMMARY

(Amounts in thousands except bed counts)

THIRD-PARTY PROJECTS
Active Projects	Bed Count	Estimated Start Date	Anticipated Completion Date	Project Development Cost	Total Project Fees	Fees Earned Prior Year (1)	Fees Earned Six Months Ended June 30, 2016 (1)	Remaining Fees to Earn
University of Cal. Berkeley - Bowles Hall	186	In progress	Summer 2016	$35,947	$1,768	$826	$764	$178
Clarion University of Pennsylvania	728	In progress	(2)	55,104	2,092	2,046	30	16
East Stroudsburg University - Pennsylvania Ph II	488	In progress	Summer 2017	45,349	1,374	—	—	1,374
Texas A&M - Commerce	490	In progress	Summer 2017	29,925	1,260	—	—	1,260
Shepherd University	298	In progress	Summer 2017	22,385	1,025	—	36	989
Total	2,190			$188,710	$7,519	$2,872	$830	$3,817

NOTE: The initiation and completion of an awarded project that has not begun construction is contingent upon execution of transactional documents, including such items as development agreements and ground leases, and obtaining financing. A previously announced third-party development at Southeastern Louisiana University has been removed from the schedule above, as the predevelopment agreement was terminated in June 2016.

(1) Amount may not tie to third-party development services revenue on the statement of operations as this schedule only includes fees earned on projects that are in progress or recently completed.
(2) The first phase of the project at Clarion University of Pennsylvania for collegiate housing delivered in August 2015, the second phase of the project for collegiate housing delivered in December 2015 and a third phase of the project for other capital improvements is scheduled to deliver in the summer of 2016.

SECOND QUARTER	18

CAPITAL STRUCTURE

as of June 30, 2016			Principal Outstanding	Weighted Average Interest Rate	Average Term to Maturity (in years)
(Amounts in thousands)

Total Debt to Gross Assets
Debt(1)	$536,816	Variable Rate - Mortgage Debt	33,300	2.6%	1.0
Gross Assets(2)	2,751,153	Variable Rate - Construction Debt	66,016	2.5%	2.1
Debt to Gross Assets	19.5%	Fixed Rate - 5 Yr. Unsecured Term Loan (6)	65,000	2.9%	2.5
		Fixed Rate - 7 Yr. Unsecured Term Loan (6)	122,500	3.9%	4.5
Net Debt to Gross Assets		Fixed Rate - Unsecured Senior Notes	250,000	4.6%	8.4
Net Debt	$306,414	Variable Rate - Unsecured Revolving Credit Facility	—	1.7%	2.4
Gross Assets(7)	2,520,751	Debt(1) / Weighted Average	$536,816	3.8%	5.6
Net Debt to Gross Assets	12.2%	Less: Cash	230,402
		Net Debt	$306,414
Net Debt to Enterprise Value
Net Debt	$306,414
Market Equity (3)	3,323,722	Interest Coverage (TTM)(4)	6.1x
Enterprise Value	$3,630,136	Net Debt to EBITDA - Adjusted (TTM)(5)	0.6x
		Variable Rate Debt to Total Debt	18.5%
Net Debt to Enterprise Value	8.4%

(1) Excludes unamortized deferred financing costs of $4.0 million.
(2) Excludes accumulated depreciation of $284.7 million.
(3) Market equity includes 71,760,137 shares of the Company's common stock and 275,461 units outstanding, which are convertible into common shares, and is calculated using $46.14 per share, the closing price of the Company's common stock on June 30, 2016.

(4) Equals Adjusted EBITDA of $129.6 million divided by interest expense of $21.4 million. See page 22 for reconciliation to Adjusted EBITDA.
(5) Net Debt to EBITDA - Adjusted is calculated to normalize the impact of non-income producing construction debt. In the calculation, Net Debt is total debt (excluding the unamortized deferred financing costs) less cash and excludes non income-producing debt related to assets under development at time of calculation. EBITDA is Proforma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, development deliveries and dispositions as if such had occurred at the beginning of the 12 month period being presented.

(6) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.
(7) Excludes accumulated depreciation of $284.7 million and cash of $230.4 million.

SECOND QUARTER	19

CAPITAL STRUCTURE

NOTE: At June 30, 2016, the Trust had $230.4 million of cash on hand.

Weighted Average Interest Rate of Debt Maturing Each Year (2)
	2016	2017	2018	2019	2020	2021	2022	2023	2024
Fixed Rate Debt	—%	—%	—%	2.9%	—%	3.9%	—%	—%	4.6%
Variable Rate Debt	—%	2.5%	—%	2.5%	—%	—%	—%	—%	—%
Total Debt	—%	2.5%	—%	2.7%	—%	3.9%	—%	—%	4.6%

(1) The unsecured revolving credit facility has an initial maturity of November 19, 2018 and has a one-year extension option that may be exercised if certain conditions are met. The revolver has a current balance of $0.

(2) The Trust entered into interest rate swaps to effectively fix the interest rate on the term loans. The weighted average interest rates reflect the swapped (fixed) rate plus the current margin.

SECOND QUARTER	20

UNSECURED SENIOR NOTE COVENANTS

as of June 30, 2016
(Amounts in thousands)

Unsecured Senior Note Covenants(1)	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	19.6%
Secured Debt to Total Asset Value	≤ 40%	3.6%
Unencumbered Asset Value to Unsecured Debt	> 150%	597.7%
Interest Coverage	> 1.5x	5.69x

Calculation of Interest Coverage Ratio:
Adjusted Pro Forma EBITDA - TTM:
EdR Adjusted EBITDA(2)	$129,622
Pro forma Adjustments - acquisitions & dispositions (1)	8,065
Total Adjusted Pro Forma EBITDA - TTM	$137,687

Pro Forma Interest Expense - TTM:
Interest expense	$21,355
Add back: Capitalized interest	5,568
Pro forma adjustments(1)	(2,745)
Pro forma interest expense - TTM	$24,178

Interest Coverage	5.69x

(1) Computed in accordance with the First Supplemental Indenture filed November 24, 2014 with the SEC.
(2) See page 22 for a reconciliation to EdR Adjusted EBITDA.

SECOND QUARTER	21

RECONCILIATION OF NON-GAAP MEASURES

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)

(Amounts in thousands)	Six Months	Plus: Year	Less: Six	Trailing Twelve
	Ended	Ended	Months Ended	Months Ended
	June 30, 2016	December 31, 2015	June 30, 2015	June 30, 2016
Net income attributable to common shareholders	$34,324	$19,911	$9,858	$44,377
Straight line adjustment for ground leases	2,373	4,782	2,401	4,754
Acquisition costs	238	293	90	441
Depreciation and amortization	36,615	68,022	31,777	72,860
Gain on sale of collegiate housing assets	(23,956)	(2,770)	—	(26,726)
Interest expense	8,298	24,449	11,392	21,355
Amortization of deferred financing costs	937	2,089	1,007	2,019
Interest income	(274)	(213)	(105)	(382)
Loss on extinguishment of debt	10,136	403	—	10,539
Income tax expense (benefit)	140	347	168	319
Noncontrolling interests	(40)	171	65	66
Adjusted EBITDA	$68,791	$117,484	$56,653	$129,622
Annualize acquisitions, developments and dispositions(1)	—	—	—	8,638
Pro Forma Adjusted EBITDA	$68,791	$117,484	$56,653	$138,260

(1) Pro forma adjustment to reflect all acquisitions, development deliveries and dispositions as if such transactions had occurred on the first day of the period presented.

SECOND QUARTER	22

RECONCILIATION OF NON-GAAP MEASURES

Net operating income (NOI)

(Amounts in thousands)	Three months ended June 30,		Six months ended June 30
	2016	2015	2016	2015
Operating income	$9,486	$8,943	$29,702	$22,781
Less: Third-party development services revenue	467	444	950	1,041
Less: Third-party management services revenue	697	780	1,591	1,833
Plus: Development and management services expenses	2,728	2,507	5,249	5,209
Plus: General and administrative expenses, development pursuit, acquisition costs and severance	3,079	2,559	6,188	5,198
Plus: Ground leases	2,296	2,170	5,605	5,018
Plus: Impairment loss on collegiate housing properties	—	—	—	—
Plus: Depreciation and amortization	19,099	15,911	36,615	31,777
NOI	$35,524	$30,866	$80,818	$67,109

Debt to gross assets

(Amounts in thousands)	June 30, 2016	December 31, 2015
Mortgage and construction loans, excluding unamortized premium and deferred financing costs of $947 and $953 as of June 30, 2016 and December 31, 2015, respectively	$99,316	$205,464
Unsecured term loan, excluding unamortized deferred financing costs of $857 and $982 as of June 30, 2016 and December 31, 2015, respectively	187,500	187,500
Unsecured Senior Notes, excluding unamortized deferred financing costs of $2,192 and $2,322 as of June 30, 2016 and December 31, 2015, respectively	250,000	250,000
Total debt, excluding unamortized premium and deferred financing costs	$536,816	$642,964

Total assets	$2,466,472	$2,001,831
Accumulated depreciation(1)	284,681	270,993
Gross assets	$2,751,153	$2,272,824

Debt to gross assets	19.5%	28.3%
(1) Represents accumulated depreciation on real estate assets.

SECOND QUARTER	23

UPDATED 2016 GUIDANCE

(Amounts in thousands, except share and per share data)	Year ending December 31, 2016
	Low End	High End

Net income attributable to EdR	$52,900	$57,100

Gain on sale of collegiate housing assets	(23,956)	(23,956)
Real estate related depreciation and amortization	73,200	73,200
Equity portion of real estate depreciation and amortization on equity investees	2,800	2,800
Noncontrolling interests	250	250
Funds from operations ("FFO") available to stockholders and unitholders	$105,194	$109,394

FFO adjustments:
Loss on extinguishment of debt	10,136	10,136
Acquisition costs	250	250
Straight-line adjustment for ground leases (1)	4,800	4,800
FFO adjustments	15,186	15,186

Core funds from operations ("Core FFO") available to stockholders and unitholders	$120,380	$124,580

Net income attributable to EdR common stockholders per share – diluted	$0.76	$0.82

FFO per weighted average share/unit (2)	$1.51	$1.57

Core FFO per weighted average share/unit (2)	$1.73	$1.79

Weighted average shares/units (2)	69,600	69,600

(1) Represents the straight-line rent expense adjustment required by GAAP related to ground leases. As ground lease terms range from 40 to 99 years, the adjustment to straight-line these agreements becomes material to our operating results, distorting the economic results of the communities.

(2) FFO and Core FFO per weighted average share/unit were computed using the weighted average of all shares and operating partnership units outstanding, regardless of their dilutive impact.

SECOND QUARTER	24

COMMUNITY LISTING - OWNED

Name	Primary University Served	Acquisition/Development Date	# of Beds	Name	Primary University Served	Acquisition/Development Date	# of Beds
Players Club	Florida State University	Jan '05	336	3949	Saint Louis University	Aug '13	256
University Towers	North Carolina State University	Jan '05	889	Lymon T. Johnson Hall (ONE Plan)	University of Kentucky	Aug '13	301
The Reserve on Perkins	Oklahoma State University	Jan '05	732	Herman Lee Donovan Hall (formerly Central Hall II) (ONE Plan)	University of Kentucky	Aug '13	300
The Pointe	Pennsylvania State University	Jan '05	984	2400 Nueces (ONE Plan)	University of Texas at Austin	Aug '13	655
The Lofts	University of Central Florida	Jan '05	730	Roosevelt Point	Arizona State University - Downtown Phoenix	Aug '13	609
The Reserve at Columbia	University of Missouri	Jan '05	676	The Retreat at State College	Pennsylvania State University	Sept '13	587
Commons at Knoxville	University of Tennessee	Jan '05	708	The Cottages on Lindberg	Purdue University	Sept '13	745
Campus Creek	University of Mississippi	Feb '05	636	The Varsity	University of Michigan	Dec '13	415
Campus Lodge	University of Florida	Jun '05	1,115	The Lotus	University of Colorado - Boulder	Nov '11, Aug '14	235
Carrollton Crossing	University of West Georgia	Jan '06	336	109 Tower	Florida International University	Aug '14	542
River Pointe	University of West Georgia	Jan '06	504	The Oaks on the Square- Ph III	University of Connecticut	Aug '14	116
The Reserve at Saluki Pointe	Southern Illinois University	Aug '08, Aug '09	768	Frances Jewell Hall (formerly Champions Court I) (ONE Plan)	University of Kentucky	Aug '14	740
University Village on Colvin (ONE Plan)	Syracuse University	Aug '09	432	Georgia M. Blazer Hall (formerly Champions Court II) (ONE Plan)	University of Kentucky	Aug '14	427
GrandMarc at The Corner	University of Virginia	Oct '10	641	Haggin Hall (ONE Plan)	University of Kentucky	Aug '14	396
Wertland Square	University of Virginia	Mar '11	152	Woodland Glen I (ONE Plan)	University of Kentucky	Aug '14	409
Jefferson Commons	University of Virginia	Mar '11	82	Woodland Glen II (ONE Plan)	University of Kentucky	Aug '14	409
The Berk on College	University of California, Berkeley	May '11	122	The District on Apache	Arizona State University - Tempe	Sept '14	900
The Berk on Arch	University of California, Berkeley	May '11	43		Total Same-Communities		24,880
University Village Towers	University of California, Riverside	Sept '11	554
Irish Row	University of Notre Dame	Nov '11	326	The Retreat at Oxford(3)	University of Mississippi	Aug '13	668
GrandMarc at Westberry Place (ONE Plan)	Texas Christian University	Dec '11	562	Commons on Bridge(2)	University of Tennessee	June '15	150
The Reserve on Stinson	University of Oklahoma	Jan '12	612	Oaks on the Square- Ph IV(1)	University of Connecticut	Aug '15	391
Campus West (ONE Plan)	Syracuse University	Aug '12	313	The Retreat at Louisville(1)	University of Louisville	Aug '15	656
East Edge	University of Alabama	Aug '12	774	Woodland Glen III (ONE Plan)(1)	University of Kentucky	Aug '15	782
The Province	East Carolina University	Sept '12	728	Woodland Glen IV (ONE Plan)(1)	University of Kentucky	Aug '15	578
The District on 5th	University of Arizona	Oct '12	764	Woodland Glen V (ONE Plan)(1)	University of Kentucky	Aug '15	250
Campus Village	Michigan State University	Oct '12	355	The Province Boulder(2)	University of Colorado - Boulder	Sept '15	317
The Province	Kent State University	Nov '12	596	Lokal(2)	Colorado State University	March '16	194
The Suites at Overton Park	Texas Tech University	Dec '12	465	The Hub at Madison(2)	University of Wisconsin	May '16	1,036
The Centre at Overton Park	Texas Tech University	Dec '12	400		Total New-Communities		5,022
The Oaks on the Square	University of Connecticut	Aug '12, Aug '13	503		Total Owned-Communities		29,902

(1) The same-community designation for leasing purposes is different than for financial reporting purposes. These communities are considered same-community for 2016/2017 leasing purposes, as the Company managed the leasing process for both the 2015/2016 and 2016/2017 lease cycles. Total same-community beds for leasing purposes is 27,537.

(2) These properties are considered new for purposes of leasing, as we did not manage the leasing process for the 2015/2016 lease year.
(3) The Retreat at Oxford is considered new for purposes of leasing due to the development of the second phase of the property.

SECOND QUARTER	25

INVESTOR RELATIONS

Executive Management
Randy Churchey	Chief Executive Officer
Tom Trubiana	President
Bill Brewer	Chief Financial Officer
Christine Richards	Chief Operating Officer
Lindsey Mackie	Chief Accounting Officer
J. Drew Koester	Senior Vice President - Capital Markets and Investor Relations

Corporate Headquarters
EdR
999 South Shady Grove Road, Suite 600
Memphis, TN 38120
(901) 259-2500

Covering Analysts
Firm	Analyst	Contact #	Email
Bank of America - Merrill	Jeffrey Spector	(646) 855-1363	jeff.spector@baml.com
CANACCORD|Genuity	Ryan Meliker	(212) 389-8094	rmeliker@canaccordgenuity.com
Evercore ISI	Gwen Clark	(212) 446-5611	gwen.clark@evercoreisi.com
FBR Capital Markets & Co.	David Corak	(703) 312-1610	dcorak@fbr.com
Green Street Advisors	Dave Bragg	(949) 706-8142	dbragg@greenstreetadvisors.com
Goldman Sachs	Andrew Rosivach	(212) 902-2796	andrew.rosivach@gs.com
Hilliard Lyons	Carol Kemple	(502) 588-1839	ckemple@hilliard.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
JMP Securities	Aaron Hecht	(415) 835-3963	ahecht@jmpsecurities.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
RBC Capital Market	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W Baird & Co.	Drew Babin	(215) 553-7816	dbabin@rwbaird.com
Sandler O'Neill + Partners, L.P.	Alex Goldfarb	(212) 466-7937	agoldfarb@sandleroneill.com
UBS Securities	Nick Yulico	(212) 713-3402	nick.yulico@ubs.com

SECOND QUARTER	26

DEFINITIONS

Design beds	Represents the sum of the monthly design beds in the portfolio during the period.

FFO	Funds from operations as defined by the National Association of Real Estate Investment Trusts.

GAAP	U.S. generally accepted accounting principles.

Net apartment rent per occupied bed (NarPOB)	Represents GAAP net apartment rent for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Net debt to EBITDA - adjusted
Net debt to EBITDA - adjusted is calculated to normalize the impact of non-producing construction debt. In the calculation, net debt is total debt less cash and excludes non-producing debt related to assets under development at time of calculation. EBITDA is Pro Forma Adjusted EBITDA, which includes proforma adjustments to reflect all acquisitions, dispositions and development assets that are open as if such had occurred at the beginning of the 12 month period being presented.

Operating expense per bed	Represents community-level operating expenses excluding management fees, depreciation and amortization.

Other income per available bed
Represents other GAAP-based income for the respective period divided by the sum of the design beds in the portfolio for each of the included months. Other income includes service/application fees, late fees, termination fees, parking fees, transfer fees, damage recovery, utility recovery, and other misc.

Physical occupancy	Represents a weighted average of the month end occupancies for each month included in the period reported.

Regional Definitions
Regions are defined as follows: Mid-Atlantic: North Carolina, Pennsylvania, Connecticut, New York, Virginia; Midwest: Oklahoma, Missouri; North: Michigan, Ohio, Indiana, Illinois; South Central: Texas, Tennessee, Mississippi, Kentucky; Southeast: Florida, Alabama, Georgia; West: Arizona, California, Colorado.

Revenue per occupied bed (RevPOB)	Represents total revenue (net apartment rent plus other income) for the respective period divided by the sum of occupied beds in the portfolio for each month included in the period reported.

Same community	Includes communities that have been owned for more than a year as of the beginning of the current fiscal year.

SECOND QUARTER	27

SAFE HARBOR STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the Company’s business that are not historical facts are “forward-looking statements,” which relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters that they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, Core FFO, FFO and prospects to differ materially from those expressed or implied by such statements. Such risks are set forth under the captions “Risk Factors,” “Forward-Looking Statements” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law, the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise except as required by law.

SECOND QUARTER	28